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                                                                    EXHIBIT 10.8

                             EMPLOYMENT AGREEMENT


     This Amended and Restated Employment Agreement is made and entered into as of this 1st day of January, 1997, by and between Medical Resources, Inc., a Delaware corporation (the "Company"), and William D. Farrell, an individual ("Executive").


                                    RECITALS

     A. The Company and the Executive are parties to an employment agreement dated as of September 30, 1994, amended as of August 1, 1995.

     B. The Company desires to be assured of the continued association and services of Executive for the Company.

     C. Executive is willing and desires to continue his employment by the Company, upon the terms, covenants and conditions hereinafter set forth.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

     1.  Employment.  The Company hereby employs Executive with such title or
         ----------
titles as the Board of Directors approves in its sole discretion. Initially, such titles shall be President and Chief Operating Officer of the Company.

     2.  Term.  The term of this Agreement shall be for a period commencing on
         ----
the date hereof to December 31, 1999, unless terminated earlier pursuant to
Section 6 herein; provided, however, that Executive's obligations in Sections 5, 7 and 8 herein shall continue in effect after such termination, unless this Agreement is terminated in accordance with Section 6.3 hereof. The Company agrees that it shall commence negotiations with Executive to extend, modify or renew the terms of this Agreement no less than nine months prior to the expiration of the Term; provided, however, that the Company is not obligated to offer continued employment to the Executive. The initial period described in the first sentence of Section 2 is herein referred to as the "Term."

     3.   Compensation; Reimbursement.
          ---------------------------

          3.1  Base Salary and Bonus.  (a) For all services rendered by
               ---------------------
Executive under this Agreement, the Company shall pay Executive a base salary of Two Hundred Twenty Five Thousand
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Dollars ($225,000) per annum, payable biweekly in equal installments (the "Base
Salary").

          (b) In addition to Base Salary, the Company agrees to pay Executive a bonus of $50,000 if the Company meets the income results target established in its Annual Budget for that specific year. Such bonus shall increase to $125,000 if the Company exceeds the income results target established by the Annual Budget by 50%. For income results between 100% and 150% of such target, the bonus shall be prorated. For example, for income results of 125% of such target, the bonus shall be $87,500. For purposes of this Section 3.1(b), Annual Budget shall mean the annual budget and forecast of the Company, which shall contain the income results target, approved by the Company's Board of Directors in its sole discretion. Calculation of the Company's income results shall be made net of the bonus to be paid to Executive hereunder.

          3.2      Additional Benefits.  In addition to the Base Salary,
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Executive shall be entitled to (i) a monthly car allowance of $800 and (ii) all benefits of employment which he has been currently receiving while employed by the Company.

          3.3      Reimbursement.  Executive shall be reimbursed for all
                   -------------
reasonable "out-of-pocket" business expenses incurred in connection with the performance of his duties under this Agreement. The reimbursement of Executive's business expenses shall be upon presentation to and approval by the Company of valid receipts and other appropriate documentation for such expenses.

     4.   Scope of Duties.
          ---------------

          4.1      Assignment of Duties.  Executive shall have such duties as
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may be assigned to him from time to time by the Company's Board of Directors commensurate with his experience and responsibilities. Such duties shall be exercised subject to the control, supervision and direction of the Board of Directors of the Company.

          4.2      Executive's Devotion of Time.  Executive hereby agrees to
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devote his full time, abilities and energy to the faithful performance of the duties assigned to him and to the promotion and forwarding of the business affairs of the Company.

     5.   Confidentiality of Trade Secrets and Other Materials.
          ----------------------------------------------------

          5.1      Trade Secrets.  Executive understands and acknowledges that
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because of his experience, knowledge and expertise and because of his duties and position of trust under this Agreement, he will become familiar with the trade secrets and other confidential information of the Company and its

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affiliates.  Executive further understands and acknowledges the importance to the Company of the Company's trade secrets and other confidential information. Other than in the performance of his duties hereunder, Executive agrees not to disclose, either during the term of his employment by the Company or at any time thereafter, to any person, firm or corporation or to use any information concerning the business affairs, the trade secrets or similar confidential information of the Company, including, but not limited to, trade secrets; lists of past or present clients (which, for purposes of this Agreement, shall include referring physicians and referring medical entities, such as HMO's), radiologists, customers or consultants; product or service development plans; marketing plans; pricing policies; business acquisition plans or targets; any portion or phase of any technical information, technique, method, process, procedure, technology or know-how (whether or not in written or tangible form) used by the Company or any portion or phase of any technical information, ideas, discoveries, designs, computer programs (including source or object codes), processes, procedures, formulae or improvements of the Company that is valuable (whether or not in written or tangible form or whether or not down-loaded into a computer or on computer discs) to the Company. All such information, in whatever form, including all memoranda, notes, plans, reports, records, documents and other evidence thereof and any other information of whatever nature which gives the Company an opportunity to obtain an advantage over its competitors shall be considered a "trade secret" for the purposes of this Agreement.

          5.2      Ownership of Trade Secrets; Assignment of Rights.  Executive
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hereby agrees that all trade secrets, know-how, documents, records, reports, plans, proposals, marketing and sales plans, client lists, files and materials, and copies of the foregoing, made by him or by the Company are the property of the Company and shall not be used by him in any way adverse to the Company's interests (the "Property"). Executive shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board of Directors of the Company. Executive hereby assigns to the Company any rights which he may have in any such trade secret or proprietary information. Upon termination of this Agreement, Executive shall promptly return to the Company all such Property, in whatever form (including on computer discs), to the Company, or, at the Company's request, destroy the same.

     6.   Termination.
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          6.1      Bases for Termination.
                   ---------------------

               (1) Executive's employment hereunder may be terminated at any time by mutual agreement of the parties.

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          (2) This Agreement shall automatically terminate upon the Executive's death or incapacity. "Incapacity" as used herein shall mean mental or physical incapacity, or both, reasonably determined by the Company's Board of Directors based upon a certification of such incapacity by, in the discretion of the Company's Board of Directors, either Executive's regularly attending physician or a duly licensed physician selected by the Company's Board of Directors, rendering Executive unable to perform substantially all of his duties hereunder and which appears reasonably certain to continue for at least 60 consecutive days without substantial improvement. Executive shall be deemed to have "become incapacitated" on the date the Company's Board of Directors has determined that Executive is incapacitated and so notifies Executive.

               (3) Executive's employment may be terminated by the Company "with cause," effective upon delivery of written notice to Executive given at any time (without any necessity for prior notice) if any of the following shall occur:

                    (a) any action by Executive which would be grounds for termination under the New Jersey Labor Code or any successor provision (currently covering any willful breach of duty, habitual neglect of duty, and continued incapacity);

                    (b) any material acts or events which inhibit Executive from fully performing his responsibilities to the Company as determined by the Company's Board of Directors in good faith, such as (i) a felony criminal conviction; (ii) any other criminal conviction involving Executive's lack of honesty or Executive's moral turpitude; (iii) drug or alcohol abuse; (iv) acts of dishonesty, gross carelessness or gross misconduct which have in the reasonable judgment of the Company's Board of Directors, an adverse effect on the Company; or (v) material breach of any provision of this Agreement.

               (4) Executive's employment may be terminated by the Company "without cause" (for any reason or no reason at all) at any time by giving Executive three days prior written notice of termination, which termination shall be effective on the fourth day following such notice. At the Company's option, Executive shall immediately leave the Company's premises on the date notice of termination is given by the Company. It shall be deemed termination "without cause" if after an Authorized Change of Control, Executive is assigned a non-executive position with the surviving company. For purposes of this Section, "Authorized Change of Control" shall mean a transaction

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     described in (i), (ii) or (iii) of Section 6.3 which was approved by a majority of the Continuing Directors (as defined in Section 6.3).


          6.2  Payment Upon Termination.
               ------------------------

               (1) If Executive's employment under this Agreement is terminated under Section 6.1(4) herein, the Company shall pay to Executive, in the manner set forth below, an amount equal to the sum of (a) Executive's Base Salary through the Term; plus (b) any unpaid out-of-pocket expenses incurred by the Executive prior to the date of termination which are reimbursable pursuant to Section 3.3 herein; plus (c) health insurance coverage through the Term. Subject to the foregoing, after the Company's termination of Executive under this provision, the Company shall not be obligated to provide any other benefits to Executive described in Section
     3.2 (except as may be required by law). Payments made above shall be made in equal installments over such period of time in regularly scheduled Company paydays. In addition, if Executive's employment under this Agreement is termination under Section 6.1(4), Executive's stock options shall vest and expire in accordance with the terms of the stock option agreement as though Executive's employment with the Company continued through the Term; provided, however, if Executives breaches any of the covenants contained in Sections 5 and 7 hereof, such options shall immediately terminate.

               (2) Upon termination under Sections 6.1(1), (2) or (3), the Company shall not be obligated to compensate Executive, his estate or representatives except for unpaid out-of-pocket expenses incurred by the Executive prior to the date of termination which are reimbursable pursuant to Section 3.3 herein, nor provide the benefits to Executive described in
     Section 3.2 (except as provided by law).

          6.3  Payment and Termination of Agreement Upon Unauthorized Change in
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Control.  In the event of an "Unauthorized Change in Control" of the Company,
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the Company shall immediately (within one business day of such Unauthorized
Change in Control) pay to Executive in one lump-sum, an amount equal to the sum of (a) the Executive Base Salary through December 31, 1999; plus (b) any unpaid out-of-pocket expenses incurred by the Executive prior to the date of the Unauthorized Change in Control which are reimbursable pursuant to Section 3.3 herein, and this Agreement, including the restrictions contained in Section 7, shall terminate. In addition, in the event of an Unauthorized Change in Control of the Company, or the sale of all or substantially all of the assets, business or common stock of the Company in a transaction in which the Company's stockholders receive no

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publicly traded equity securities, all of Executive's outstanding stock options shall vest. For purposes of this Agreement, "Unauthorized Change of Control" of the Company shall be deemed to have occurred if a transaction described in (i),
(ii) or (iii) below was not approved by a majority of the Continuing Directors (as defined below) and (i) the Company sells all or substantially all of its assets to another person or entity or is acquired by another person or entity, whether such acquisition is in the form of a sale, merger, consolidation or other similar transaction; (ii) any person or group (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than the Company's current affiliates is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company then outstanding; or (iii) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period (the "Continuing Directors").

          6.4  Stock Option Changes.  Any provisions hereunder relating to
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Executive's stock options shall be treated as an amendment to Executive's Stock
Option Agreements relating thereto and approval by the Board of Directors of this Agreement shall be deemed Board approval of an amendment with respect to such provisions to the Executive's Stock Option Agreements.

     7.   Non-Competition/Non-Interference.
          --------------------------------

          7.1  Non-Competition.  In consideration of all of the payments due to
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him hereunder and the other value provided to him as a result of his relationship with the Company, during the Term and for a period of fifteen (15) months following the Term, he will not, directly or indirectly, as principal, partner, agent, employee, consultant, officer, lender, director or shareholder (except as an investor in securities of publicly owned corporations so long as Executive's ownership of stock of any one company does not exceed the lesser of
(i) 1% of the outstanding stock of said company, or (ii) an aggregate purchase price of $50,000) engage in any business or enterprise in the United States which is competitive with the business heretofore conducted or hereafter conducted by the Company or any present subsidiary or affiliate of the Company, including any business or enterprise involving magnetic resonance imaging or other diagnostic imaging procedure; provided, however, that the restrictions
                                    --------  -------
contained in this Section 7.1 shall not apply, and

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shall be of no force and effect, in the event that this Agreement is terminated due to an "Unauthorized Change in Control".

          7.2  Non-Interference.  In consideration of all of the payments due to
               ----------------
him hereunder, and the other value provided to him as a result of his relationship with the Company, Executive covenants and agrees that he will not, during the Term and for a period of three (3) years following the Term, directly or indirectly, engage in soliciting, placing or recruiting any of the Company's (or any of the Company's affiliate's) employees (or person who within six months prior to such contact was an employee) for employment with any other entity other than the Company and its affiliates or soliciting clients, reading radiologists or customers, where such relationship with the Company or any affiliate is in existence at the relevant time (if the contact occurs during employment) or at the date of termination (if the act occurs following the termination of employment) or any supplier, lender, lessor or any other person or entity which has a business relationship with the Company or any of its affiliates, with a view to influencing or inducing such supplier, lender, lessor or such person or entity to terminate or materially lessen his, her or its relationship with the Company or to develop relationships with Executive or any other person or entity that would have the same effect; provided, however, that
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the restrictions contained in this Section 7.2 shall not apply, and shall be of no force and effect, in the event that this Agreement is terminated due to a "Unauthorized Change in Control".

     8.   Injunctive Relief; Independence and Severability of Covenants.
          -------------------------------------------------------------

          8.1  Injunctive Relief.  Executive acknowledges and agrees that, in
               -----------------
the event of any breach or likely breach of any of the covenants of Sections 5 and 7 herein, the Company and any relevant affiliate(s) would incur damages in an amount difficult to ascertain and/or be irreparably harmed and could not be made whole solely by monetary damages. It is accordingly agreed that such persons, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to injunctive relief in respect of such breach or likely breach as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of Sections 5 and 7 herein and without the proof of actual damages. It is intended to grant full third party rights under this provision.

          8.2  Independence and Severability of Covenants.  Executive
               ------------------------------------------
acknowledges and agrees that the covenants and other provisions set forth in Sections 5 and 7 herein and in this Section 8 are reasonable, including with respect to duration and subject matter, and that he is receiving valuable and adequate consideration for such covenants under this Agreement. The

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parties acknowledge that it is their intention that all such covenants and provisions be enforceable to the fullest extent possible under applicable law. If any of the provisions set forth in Sections 5 or 7 and or in this Section 8 is found to be unenforceable in any instance, such finding shall not preclude any other enforcement of such provisions and reference is made to Section 9.2. If any of the provisions set forth in Sections 5 or 7 or in this Section 8 is found to be invalid, such finding or invalidity shall not affect the validity of the remaining provisions and the provisions of Section 9.2 will apply.

     9.   Miscellaneous.
          -------------

          9.1  Transfer and Assignment.  This Agreement is personal as to
               -----------------------
Executive and shall not be assigned or transferred by Executive without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

          9.2  Severability.  Nothing contained herein shall be construed to
               ------------
require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

          9.3  Governing Law.  This Agreement is made under and shall be
               -------------
construed pursuant to the laws of the State of New Jersey.

          9.4  Counterparts.  This Agreement may be executed in several
               ------------
counterparts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

          9.5  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

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          9.6  Modification.  This Agreement may be modified, amended,
               ------------
superseded, or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

          9.7  Waiver.  The waiver by either of the parties, express or implied,
               ------
of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

          9.8  Cumulative Remedies.  Each and all of the several rights and
               -------------------
remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one or such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

          9.9  Headings.  The section and other headings contained in this
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Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

          9.10  Notices.  Any notice under this Agreement must be in writing,
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may be telecopied, sent by express 24-hour guaranteed courier, or hand-
delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

          If to the Company:

               Medical Resources, Inc.
               155 State Street
               Hackensack, NJ 07601

          With a copy to:

               Werbel & Carnelutti
               711 Fifth Avenue
               New York, New York 10022
               Attn: Stephen M. Davis, Esq.

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          If to Executive:

               William D. Farrell
               14 Bluefield Avenue
               Harrington Park, NJ 07640

Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided above.

          9.11  Survival.  Subject to Section 6.3, any provision of this
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Agreement which imposes an obligation after termination or expiration of this
Agreement shall survive the termination or

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expiration of this Agreement and be binding on Executive and the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the date first set forth above.

                                    MEDICAL RESOURCES, INC.


                                    By:___________________________
                                       Name:
                                       Title:



                                       ___________________________
                                       William D. Farrell

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